OPERATING AGREEMENT OF
                              TUSCANY SERVICES LLC,
                       A NEVADA LIMITED LIABILITY COMPANY


     THIS OPERATING AGREEMENT is made as of the 9th day of April, 2007 (the "Effective Date"), by and among the members of Tuscany Services LLC, a Nevada limited liability company, all of whom have signed this Agreement.

     NOW THEREFORE, pursuant to the Act (as hereinafter defined), the following agreement, including, without limitation, Appendix 1 (Tax Accounting Procedures) attached hereto and by reference incorporated herein shall constitute the operating agreement, as amended from time to time, for the Company.

                                    ARTICLE 1
                                   DEFINITIONS

     1.1. General Definitions. The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein). Other capitalized terms used herein and not defined have the meanings set forth in Section 1.1 (Tax Definitions) of Appendix 1 (Tax Accounting Procedures).

     "Act" means the Nevada Limited Liability Company Act, Nev. Rev. Stat. ss.ss. 86.011 to 86.590, as amended from time to time.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, a specified Person. For the purpose of this definition, the term "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Operating Agreement, including Appendix 1 (Tax Accounting Procedures) hereto as originally executed and as amended from time to time.

     "Business Day" shall mean a day other than a Saturday, a Sunday, or a state or federally recognized holiday on which banks in Nevada are permitted to close.

     "Business Hours" shall mean 8:00 A.M. to 5:00 P.M. Standard Time or Daylight Time, as the case may be, on Business Days at a location specified in this Agreement. If no location is specified, a reference to Business Hours shall refer to Business Hours as determined by Pacific Standard Time or Pacific Daylight Time, as the case may be.

     "Capital Contribution" means the Initial Capital Contribution of a Member together with the amount of money and the fair market value (as determined by the Managers as of the date of contribution) of other Property contributed to the Company, or services rendered or to be rendered, to the Company by a Member with respect to such Membership Interest in the Company.

     "Code" shall mean the Internal Revenue Code of 1986 or corresponding provisions of subsequent superceding federal revenue laws.

     "Company" shall refer to Tuscany Services LLC, a Nevada limited liability company.

     "Entity" shall mean any general partnership, government entity, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or similar organization.

     "Fiscal Year" shall mean the taxable year of the Company for federal income tax purposes as determined by Code Section 706 and the Regulations thereunder.

     "Initial Capital Contribution" means the Capital Contributions agreed to be made by the initial Members as described in Section 5.1.

     "Kelley Communication" shall mean Kelley Communication Company, Inc., a Nevada corporation.

     "Managers" shall mean one or more Managers. Specifically, the two Managers appointed by the Members, or any other Persons that succeed such Managers in that capacity. References to a Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine references as the case may be.

     "Managing Person" shall mean a Manager, officer, director and their agents.

     "MCS" shall mean MC Services LLC, a Nevada limited liability company.

     "Member" shall mean those Persons executing this Agreement and any Person who may hereafter become an additional or Substitute Member.

     "Membership Interest" means a Member's Units, and the associated right to vote on or participate in management, the right to share in Profits, Losses, and distributions, and any and all benefits to which the holder of such Units may be entitled pursuant to this Agreement, together with all obligations to comply with the terms and provisions of this Agreement.

     "Net Cash Flow from Operations" means the gross cash proceeds from Company operations (including sales and dispositions of Property in the ordinary course of business) less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Managers in their sole discretion. Net Cash Flow from Operations shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves.

     "Net Cash Flow from Sales or Refinancings" means the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of Property, less any portion thereof used to establish reserves, all as determined by the Managers in their sole discretion

     "Percentage Interest" for a Member shall mean the number of Units held by a Member divided by the total number of Units held by all Members, expressed as a percentage.

     "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so requires.

     "Property" means all real and personal property, tangible and intangible, owned by the Company.

     "Regulations" means the federal income tax regulations, including temporary (but not proposed) regulations promulgated under the Code.

     "Substitute Member" means a transferee of a Membership Interest who has been admitted to all of the rights of membership pursuant to Article 11.

     "Units" as to any Member shall mean and refer to Units which entitle the holder to cast one vote for each such Unit held (except pursuant to Article 11 hereof) on all matters reserved for their approval, consent or consideration. The initial number of Units in the Company are as shown next to the name of such Member in Section 5.1 hereof.

                                    ARTICLE 2
                              FORMATION OF COMPANY

     2.1. Formation. The initial Articles of Organization as filed with the Nevada Secretary of State on March 22, 2007, are hereby ratified and incorporated by reference in this Agreement. Upon the filing of the Articles of Organization the Company was formed as Tuscany Services LLC, a Nevada limited liability company under and pursuant to the Act, and the parties hereto shall take all action necessary or consistent with such formation.

     2.2. Name. The name of the Company is Tuscany Services LLC.

     2.3. Principal Place of Business. The principal place of business of the Company within the State of Nevada shall first be at 5625 South Arville Street, Suite E, Las Vegas, Nevada 89118. The Company may locate its places of business and registered office at any other place or places as the Members or Managers may from time to time deem advisable.

     2.4. Registered Office and Agent. The Company's registered office shall first be at 1000 North Green Valley Parkway #400-251, Henderson, Nevada 89074. The initial registered agent at such address shall be Robert E. Broz.

     2.5. Term. Unless the Company is dissolved in accordance with the provisions of this Agreement, the Act, or other Nevada law, the existence of the Company shall be perpetual.

                                    ARTICLE 3
                               BUSINESS OF COMPANY

     3.1. Permitted Businesses. The purpose of the Company shall be to provide cable and affiliated communication services to the Tuscany Master Association, a homeowners association in the vicinity of Lake Las Vegas; and to engage in any other lawful business and to do any lawful act concerning any and all lawful business for which a limited liability company may be organized under the laws of the State of Nevada.

     3.2. Limits on Foreign Activity. The Company shall not directly engage in business in any state, territory or country which does not recognize limited liability companies or the effectiveness of the Act in limiting the liabilities of the Members of the Company. If the Company desires to conduct business in any such state, it shall do so through an Entity which will ensure limited liability to the Members.

                                    ARTICLE 4
                            CONTRIBUTIONS TO COMPANY

     4.1. Issuance of Units and Members' Initial Capital Contributions. There are hereby authorized and issued one hundred (100) Units divided as set forth in
Section 5.1. hereof. Each Member shall contribute the Initial Capital Contribution as set forth in Section 5.1 hereof. After the Initial Cash Distribution (as defined in Section 5.1 hereof) the Initial Capital Contribution first shall be applied to the organizational expenses of the Company, including without limitation, legal, accounting and promotional fees and costs and thereafter retained as initial working capital for the Company.

     4.2. Additional Capital Contributions.

          a. The Members shall fund equally any expected cash flow shortage each month at the beginning of the month based on an estimated expense report prepared by the Managers. Any excess amounts contributed shall be retained as working capital and any shortages shall be reconciled at the end of each month. b. Except with respect to Section 4.2(a) above and the Initial Capital Contributions (and as otherwise provided under the Act) no Member shall be obligated to make any additional Capital Contributions to the Company. If the Company needs additional capital to meet its obligations, it shall seek such capital in the following manner:

               i. First, from additional Capital Contributions from the Members of the Company in proportion to their Units;

               ii. Second, from any source from which the Company may borrow additional capital, including, without limitation, any Member, provided, however, no Member shall be obligated to make a loan to the Company;

               iii. Third, from an additional disproportionate Capital Contribution from one or more Members of the Company. Such disproportionate Capital Contributions shall be deemed "Extraordinary Capital Contributions" and shall be entitled to a Priority Return as calculated in Section 7.3 hereof.

     4.3. Defaults.

          a. If a Member does not timely contribute all or any portion of its required Capital Contribution under this Agreement (a "Shortfall"), the Company may exercise, on notice to that Member (the "Delinquent Member"), one or more of the following remedies:

               i. Taking such action (including, without limitation, court proceedings) as the Managers may deem appropriate to obtain payment by the Delinquent Member of the Shortfall, together with interest thereon at the Default Interest Rate (defined herein) from the date that the Shortfall was due until the date that it is made, all at the cost and expense of the Delinquent Member. The Default Interest Rate shall be a per annum rate equal to the prime interest rate at the largest bank in Nevada, established as provided in NRS 99.040 and as ascertained by the Nevada Commissioner of Financial Institutions, on the January 1 or the July 1, as the case may be, immediately proceeding the date of the foregoing notice to the Delinquent Member plus five (5) percentage points.

               ii. Permitting the other Members in proportion to their Units, or in such other percentages as they may agree (the "Lending Member(s)"), to advance the Shortfall, with the following results.

                    A. The sum advanced constitutes a loan from the Lending
               Member(s) to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member, Any such loan shall not be treated as a loan to the Company and any interest accruing on such loan will not affect the income of the Company. However, if for any reason any such loan is characterized in a manner that is inconsistent with the previous sentence, any tax item attributable to the interest accruing on such loan shall be allocated solely to the Defaulting Member;

                    B. The principal balance of the loan and all accrued unpaid interest thereon is due and payable in whole on the tenth day after written demand therefor by the Lending Member(s) to the Delinquent Member. If the Defaulting Member fails to timely repay such loan together with accrued interest thereon after such written demand, the Units of the Defaulting Member shall be adjusted pursuant to Section 4.3(a)(iii) below;

                    C. The amount lent bears interest at the Default Interest
               Rate from the day that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Member(s);

                    D. All distributions from the Company that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member(s) until the loan and all interest accrued on it have been paid in full to the Lending Member(s) (with payments being applied first to accrued and unpaid interest and then to principal), Such payments shall in all other respects be treated as if distributed to the Delinquent Member;

                    E. The payment of the loan and interest accrued on it shall be secured by a security interest in the Delinquent Member's Membership Interest, as set forth in Section 4.3(b); and

                    F. The Lending Member(s) have the right, in addition to the other rights and remedies granted to it pursuant to this Agreement or available to it at law or in equity, to take any action (including, without limitation, court proceedings) that the Lending Member(s) may deem appropriate to obtain payment by the Delinquent Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Member.

               iii. Adjusting the Units held by the Members in a manner that reduces the Defaulting Member's Percentage Interest by the lesser of the following:

                    A. The aggregate amount of capital that would have been
               required from such Defaulting Member if no default had occurred (less any distributions representing a return of capital), divided by the aggregate amount of capital that would have been required from all Members if no default had occurred (all less any distributions representing a return of capital), multiplied by one hundred (100); or

                    B. The product of two (2) times (I) the Shortfall (or the
               amount of the unpaid loan, including accrued and unpaid interest, in the case of an unpaid loan after a demand made pursuant to
               Section 4.3(a)(ii)(B)); divided by (II) the aggregate amount of capital contributed by the Members (less any distributions representing a return of capital); multiplied by (III) one hundred (100);

               and increases the Percentage Interest of the non-defaulting Members (in proportion to their Units), in an amount equal to such reduction in the Percentage Interest of the Defaulting Member. iv. Adjusting the Units held by the Members in a manner as unanimously agreed upon by the Members;

                    v. Exercising the rights of a secured party under the
               Uniform Commercial Code of the State of Nevada, as set forth in
               Section 4.3(b) below; or

                    vi. Exercising any other rights and remedies available at
               law or in equity.

          b. Each Member grants to the Company, and to each Lending Member with respect to any loans made by the Lending Member(s) to that Member as a Delinquent Member pursuant to Section 4.3(a)(ii), as security, equally and ratably, for the payment of all Capital Contributions that Member has agreed to make and the payment of all loans and interest accrued on them made by Lending Member(s) to that Member as a Delinquent Member pursuant to
     Section 4.3(a)(ii), a security interest in and a general lien on its Membership Interest and the proceeds thereof, all under the Uniform Commercial Code of the State of Nevada. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Company or the Lending Member(s), as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Nevada with respect to the security interest granted in this Section 4.3(b). Each Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Managers or the Lending Member(s), as applicable, may request to effectuate and carry out the preceding provisions of this
     Section 4.3(b). At the option of the Managers or a Lending Member, this Agreement or a carbon, photographic, or other copy hereof may serve as a financing statement.

          c. Each Member hereby appoints each non-defaulting Member as its attorney-in-fact for the purpose of executing any and all documents and instruments necessary to confirm a recalculation of its Units as a Defaulting Member pursuant to Section 4.3(a)(iii). Each Member expressly agrees that the power of attorney shall, to the extent permitted by Nevada law, survive the death, dissolution, adjudication of incompetency or insanity, withdrawal, retirement, removal, bankruptcy or insolvency, of a Defaulting Member.

     4.4. Withdrawal or Reduction of Members' Contributions to Capital.

          a. Subject to the Initial Cash Distribution as set forth in Sections
     4.1 and 5.1 hereof, a Member shall not receive out of the Company's Property any part of such Member's contributions to capital until all liabilities of the Company (excluding liabilities to Members on account of their contributions to capital) have been paid or there remains Property of the Company sufficient to pay them.

          b. Subject to the Initial Cash Distribution as set forth in Sections
     4.1 and 5.1 hereof, a Member may rightfully demand distribution of its Capital Account only upon the dissolution of the Company.

          c. A Member shall not resign from the Company before the dissolution and winding up of the Company pursuant to Article 13 hereof, unless Members holding a majority of the Units consent. A resigning Member's vote shall be included in determining whether such majority consent has been granted.

          d. A Member resigning with the consent of Members holding a majority of the Units shall be entitled to receive, within a reasonable time after resignation, the fair market value of its interest as of the date of resignation as determined by the accountants regularly employed by the Company.

          e. A Member, irrespective of the nature of such Member's contribution, has the right to demand and receive only cash in return for such Member's contribution to capital.

     4.5. Miscellaneous.

          a. No Interest on Capital Contribution. No Member shall be entitled to or shall receive interest on such Member's Capital Contribution.

          b. No Withdrawal of Capital Contribution. No Member may demand a return of his Capital Contribution except as expressly provided herein or in the Act.

     4.6. No Third Party Beneficiaries. The provisions of this Article 4 are not intended to be for the benefit of and shall not confer any rights on any creditor or other Person (other than a Member in such Member's capacity as a Member) to whom any debts, liabilities or obligations are owed by the Company or any of the Members.

                                    ARTICLE 5
             INITIAL CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS

     5.1. Initial Interests. The Initial Capital Contribution and the initial Membership Interest of each Member is as follows:

                           Initial Capital                       Percentage
Member                     Contribution *               Units     Interest
------                     ---------------              -----    ----------
MCS                        Four Hundred Thousand         50         50 %
                           Dollars ($400,000)

Kelley Communication       Cash and assets in a total    50         50 %
                           agreed fair market value of
                           Seven Hundred Seventy-Five
                           Thousand Dollars ($775,000) <F1>

<F1>  Kelley Communication shall receive an initial cash distribution (the
     "Initial Cash Distribution") of Three Hundred Seventy Five Thousand Dollars ($375,000) within thirty (30) days of making its Initial Capital Contributions, reducing its Capital Contributions and Capital Account to Four Hundred Thousand Dollars ($400,000).

     5.2. Securities Law Qualification. THE MEMBERS ACKNOWLEDGE AND AGREE THAT THE MEMBERSHIP INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, THEREFORE, THE MEMBERS MUST BEAR THE ECONOMIC RISK OF INVESTMENT IN THE COMPANY FOR AN INDEFINITE PERIOD OF TIME. THERE IS NO PUBLIC TRADING MARKET FOR THE MEMBERSHIP INTERESTS AND IT IS NOT ANTICIPATED THAT ONE WILL DEVELOP. ADDITIONALLY, THERE ARE SUBSTANTIAL RESTRICTIONS UPON THE TRANSFERABILITY OF THE MEMBERSHIP INTERESTS. SALE OR ASSIGNMENT BY A MEMBER OF ITS MEMBERSHIP INTERESTS OR SUBSTITUTION OF MEMBERS MAY BE SUBJECT TO CERTAIN CONSENTS. THE MEMBERSHIP INTERESTS CANNOT BE RESOLD OR TRANSFERRED WITHOUT (i) REGISTRATION UNDER THE 1933 ACT, OR (ii) AN EXEMPTION FROM REGISTRATION. THEREFORE, MEMBERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENTS IN THE EVENT OF AN EMERGENCY. FURTHER, MEMBERSHIP INTERESTS MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN. MEMBERSHIP INTERESTS SHOULD BE CONSIDERED ONLY AS A LONG TERM INVESTMENT.

                                    ARTICLE 6
                        ALLOCATIONS OF PROFITS AND LOSSES

     6.1. Allocation of Profits. After giving effect to the special allocations set forth in Section 1.2 of Appendix 1, Profits for any Fiscal Year shall be allocated as follows:

          a. First, one hundred percent (100%) to the Members, in proportion to, and to the extent of the excess, if any, of (i) the cumulative Losses allocated to each Member pursuant to Section 6.3 hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated to each Member pursuant to this Section 6.1(a) for all prior Fiscal Years;

          b. Second, one hundred percent (100%) to the Members, in proportion to, and to the extent of the excess, if any, of (i) the cumulative Losses allocated to each Member pursuant to Section 6.2(c) hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated to each Member pursuant to this Section 6.1(b) for all prior Fiscal Years;

          c. Third, one hundred percent (100%) to the Members, in proportion to, and to the extent of the excess, if any, of (i) the sum of (A) the cumulative Priority Return (as defined in Section 7.3 hereof) of each Member from the commencement of the Company to the last day of such Fiscal Year, plus (B) the cumulative Losses allocated to each Member pursuant to
     Section 6.2(b) hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated to such Member pursuant to this Section 6.1(c) for all prior Fiscal Years.

          d. The balance, if any, to each Member in proportion to their Units.

     6.2. Allocation of Losses. After giving effect to the special allocations set forth in Section 1.2 of Appendix 1, Losses for any Fiscal Year shall be allocated as follows, subject to Section 6.3 hereof:

          a. First, one hundred percent (100%) to the Members, in proportion to, and to the extent of the excess, if any, of (i) the cumulative Profits allocated pursuant to Section 6.1(d) hereof for all prior Fiscal Years, over (ii) the cumulative Losses allocated pursuant to this Section 6.2(a) for all prior Fiscal Years;

          b. Second, one hundred percent (100%) to the Members, in proportion to, and to the extent of the excess, if any, of (i) the cumulative Profits allocated to each such Member pursuant to Section 6.1(c) hereof for all prior Fiscal Years, over (ii) the cumulative Losses allocated to such Members pursuant to this Section 6.2(b) for all prior Fiscal Years;

          c. Third, the balance, if any, to the Members in proportion to their Units.

     6.3. Loss Limitation and Reallocation. The Losses allocated pursuant to
Section 6.2 hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of the Fiscal Year. In the event that some, but not all of the Members would have an Adjusted Capital Account Deficit as a consequence of an allocation of Losses pursuant to Section 6.2 hereof, the limitation set forth in this Section 6.3 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members' Capital Accounts so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).

                                    ARTICLE 7
                                  DISTRIBUTIONS

     7.1. Net Cash Flow from Operations. Subject to Sections 5.1 (the Initial Cash Distribution), 13.2 (distributions upon liquidation), and 7.4 (Tax Distribution) hereof, Net Cash Flow from Operations shall be distributed with respect to a Fiscal Year at times determined by the Managers in the following order and priority:

          a. First, to the Members in proportion to and until each Member has received an amount equal to the excess, if any, of such Member's cumulative Priority Return (as defined in Section 7.3 below) from the inception of the Company to the end of such Fiscal Year, over the sum of all prior distributions to such Member pursuant to this Section 7.1(a) or Section 7.2(a) hereof; and

          b. The balance, if any, to each Member, pro rata in proportion to such Member's Units.

     7.2. Net Cash Flow from Sales and Refinancings. Subject to Sections 5.1 (the Initial Cash Distribution), 13.2 (distributions upon liquidation), and 7.4 (Tax Distribution) hereof, Cash Flow from Sales and Refinancings shall be distributed with respect to a Fiscal Year at times determined by the Managers in the following order and priority:

          a. First, to the Members in proportion to and until each Member has received an amount equal to the excess, if any, of such Member's cumulative Priority Return (as defined in Section 7.3 below) from the inception of the Company to the end of such Fiscal Year, over the sum of all prior distributions to such Member pursuant to this Section 7.2(a) or 7.1(a) hereof;

          b. Second, to the Members in proportion and to the extent of their respective Unreturned Extraordinary Capital Contributions (as defined in
     Section 7.3 below); and

          c. The balance, if any, to each Member, pro rata in proportion to such Member's Units.

     7.3. Unreturned Extraordinary Capital Contribution and Priority Return. The "Priority Return" of any particular Member means a sum equal to ten percent (10%) per annum, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which the Priority Return is being determined, cumulative (but not compounded), of the average daily balance of such Member's Unreturned Extraordinary Capital Contribution (as hereinafter defined) from time to time during the period for which the Priority Return relates, commencing on the date that such Member first makes an Extraordinary Capital Contribution pursuant to Section 4.2(b)(iii) hereof. The "Unreturned Extraordinary Capital Contribution" of any Member on any particular date shall be equal to the excess, if any, of the aggregate Extraordinary Capital Contributions then made as of such date by such Member pursuant to Section 4.2(b)(iii) hereof, over the aggregate distributions then made as of such date to such Member pursuant to Section 7.2(b) or Section 13.2 hereof.

     7.4. Tax Distribution. Except as otherwise provided in Section 13.2 (on liquidation), and provided that no distribution shall be made which will cause or increase an Adjusted Capital Account Deficit (as defined in Appendix 1) for a Member, the Managers shall distribute to each Member an amount that is at least equal to such Member's Presumed Tax Liability (as defined herein) for such Fiscal Year (a "Tax Distribution"), unless the Managers reasonably determine that such Tax Distribution is not in the best interests of the Company. Any amount distributed pursuant to this Section 7.4 shall be deemed to be an advance distribution of amounts that otherwise would have been distributed to such Members subsequently pursuant to Sections 7.1 and 7.2 hereof, and shall thereby reduce the amounts that are subsequently distributable to such Members pursuant to Sections 7.1 and 7.2, in the order that such amounts would have been distributed. The "Presumed Tax Liability" for any Member for a Fiscal Year shall mean an amount equal to the product of (a) the amount of taxable income of the Company allocated to such Member for that Fiscal Year and (b) the highest tax rate that would be imposed on any Member under either Section 1 or 11 of the Code, whichever is higher, for that Fiscal Year.

     7.5. Suspended Distributions. Notwithstanding any other provision of this
Article 7, a Member may not receive a distribution from the Company to the extent that such distribution would create or increase such Member's Adjusted Capital Account Deficit as defined in Appendix 1 (a "Suspended Distribution"). However, for purposes of Sections 7.1 and 7.2 hereof, any Suspended Distributions which would otherwise have been made pursuant to Sections 7.1 and
7.2 hereof shall be treated as having been made. All or any portion of any Member's Suspended Distribution shall be made to such Member at the earliest possible time that such distribution can be made without violating the provisions of this Section 7.5.

                                    ARTICLE 8
                         BOOKS, RECORDS, AND ACCOUNTING

     8.1. Books and Records.

          a. The Company shall maintain or cause to be maintained books of account that accurately reflect all items of income and expenditure relating to the business of the Company and that accurately and completely disclose the results of the operations of the Company. Such books of account shall be maintained on the method of accounting selected by the Company and on the basis of the Fiscal Year. Each Member, upon not less than thirty (30) days advance written notice to the Managers of the Company, at such Member's own expense, shall have the right to inspect, copy, and audit the Company's books and records at any time during normal Business Hours without notice to any other Member.

          b. The Company shall keep at its registered office such records as are required by the Act.

     8.2. Financial Reports and Tax Returns. The Company shall timely prepare, or cause to be prepared, quarterly and annual financial reports and information reasonably required by Members; and shall timely prepare and file, or cause to be prepared and timely filed, all income tax and other tax returns of the Company. The Company shall furnish to each Member a copy of all such financial reports and information and tax returns, together with all schedules thereto and such other information which each Member may reasonably request in connection with such Member's own tax and financial reporting obligations and affairs. The Managers shall strive to produce such quarterly financial reports and information within twenty (20) days after the end of each quarter, and annual reports, information and tax returns within forty-five (45) days after the end of each Fiscal Year.

     8.3. Bank Accounts. The Company shall establish and maintain one or more separate accounts in the name of the Company in one or more federally insured banking institutions of its choosing into which shall be deposited all funds of the Company and from which all Company expenditures and other disbursements shall be made. Funds may be withdrawn from such accounts on the signature of any Manager except that the signatures of two (2) Managers shall be required for (a) any amounts in excess of Twenty-Five Thousand Dollars ($25,000) or (b) any amounts that are made payable to any Member.

                                   ARTICLE 9
                                   MANAGEMENT

     9.1. General Management.

          a. The business and affairs of the Company shall be managed by or under the direction of one or more Managers, who need not be Members of the Company.

               i. Each Member shall appoint one (1) Manager. The two initial appointed Managers shall be Robert E. Broz who is hereby appointed by MCS, and James Michael Kelley, who is hereby appointed by Kelley Communications. Such Member-appointed Managers shall remain as a Manager until such Manager's death, bankruptcy, incompetence, resignation or removal by the appointing Member. In the event of such death, bankruptcy, incompetence, resignation or removal, a successor Manager shall be appointed by the respective appointing Member.

               ii. The Members shall agree upon a means of resolving Manager deadlocks within sixty (60) days after the Effective Date which shall be set forth in either (A) a separate written agreement that is hereby incorporated by reference herein or (B) a written amendment to this Agreement.

          b. The Managers shall direct, manage and control the business of the Company and, subject to the limitations and qualifications set forth in this Article 9, shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things which the Managers shall deem to be reasonably required in light of the Company's business and objectives. Without limiting the generality of the foregoing, the Managers shall have sole power and authority to:

               i. acquire property from any Person as the Managers may determine. The fact that a Member is directly or indirectly an Affiliate of such Person shall not prohibit the Managers from dealing with that Person;

               ii. establish policies for investment and invest Company funds (by way of example but not limitation, in time deposits, short term governmental obligations, commercial paper or other investments);

               iii. make distributions of available cash to Members pursuant to
          Article 7 hereof;

               iv. employ accountants, legal counsel, managing agents or other experts or consultants to perform services for the Company with compensation from Company funds;

               v. enter into any transaction on behalf of the Company involving the incurrence of any indebtedness or the hypothecation, encumbrance, or granting of a security interest or lien upon any Company Property;

               vi. purchase liability and other insurance to protect the Company's Property and business;

               vii. organize Entities to serve as the Company's subsidiaries and to determine the form and structure thereof;

               viii. establish a board of directors; delegate management decisions thereto; appoint directors thereto and remove directors therefrom;

               ix. establish offices of President, Vice President, Secretary and Treasurer; delegate to such offices daily management and operational responsibilities; appoint Persons to act as such officers and remove Persons therefrom; and

               x. establish reasonable payments or salaries to Persons appointed as officers and directors.

          c. Where this Agreement specifies an act of the Managers, it means an act taken by majority vote of the Managers when more than one Manager exists.

          d. Unless authorized to do so by this Agreement or by the Managers, no Managing Person, Member, agent, or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. However, the Managers may act (or may cause the company to act) by a duly authorized power of attorney.

     9.2. Act Requiring Member Unanimous or Supermajority Approval and Limitation on Powers of Managers.

          a. Notwithstanding anything to the contrary in this Agreement, the Managers shall not engage in any of the following transactions without the affirmative vote or written consent of Members owning collectively seventy-five percent (75%) of the Units:

               i. the merger or consolidation of the Company with any other Entity;

               ii. a sale of all or substantially all of the Company's assets;
          or

               iii. the voluntary commencement of a bankruptcy proceeding with the Company as a debtor or any assignment for the benefit of creditors of the Company.

          b. Notwithstanding anything to the contrary in this Agreement, the Managers shall not engage in any of the following transactions without the unanimous vote or written consent of the Members:

               i. any action which would result in a change in any Member's Percentage Interest of profits, losses, or distributions, except pursuant to compliance with Appendix 1;

               ii. any action which would result in a change in the Capital Contributions required from any Member;

               iii. any action which would result in an increase in the personal liability imposed upon any Member;

               iv. the issuance of any additional Membership Interests; or

               v. any amendments to the Articles of Organization or this Agreement.

     9.3 Compensation. A Manager shall not receive compensation for services rendered as a Manager unless all Members consent.

     9.4 Mediation and Arbitration.

          a. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussions within five (5) days after a Member or Manager notifies the other Members and/or Manager it has a dispute, the Members and Manager agree that on the sixth (6th) day after such notice has been delivered (or if the sixth (6th) day is not a Business Day, then on the next Business Day thereafter) to start proceedings to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association (the "AAA") under its Commercial Mediation Rules, before resorting to arbitration. If all disputes have not been resolved within ten (10) days after the start of such mediation, any Member or the Manager may elect to settle any unresolved controversy or claim arising out of or relating to this Agreement, or breach thereof, by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules (except as otherwise provided herein) by written notice to the other Members and Managers, as applicable. The Member or Manager electing arbitration shall by such notice to the other Members or Manager name an arbitrator. The second arbitrator shall be chosen by the noticed Members or Manager, as applicable, within ten (10) days after such notice. If the noticed Member or Manager does not appoint such second arbitrator, then the AAA shall be requested to submit a list of five (5) persons to serve as the second arbitrator, and the second arbitrator shall be appointed by the first arbitrator from such list within five (5) days of its submission. The two (2) appointed arbitrators shall agree upon the appointment of a third arbitrator within five (5) days after the second arbitrator is appointed. If the two (2) arbitrators so appointed do not agree upon a third arbitrator, then the AAA shall be requested to submit a list of five (5) persons to serve as the third arbitrator. The parties to the arbitration shall select the third arbitrator from the list submitted within five (5) days of its submission; provided that if the parties to the arbitration cannot agree upon the third arbitrator, then the arbitrator shall be selected from the list of five (5) through the process of each of the first two (2) arbitrators in turn striking names from the list until one (1) name remains.

          b. The decision of any two (2) of the arbitrators shall be final and binding upon the Members and Managers. The arbitrators shall determine the rights and obligations of the Members and Managers according to this Agreement and the substantive laws of Nevada. The parties hereby agree that in any such arbitration each Member and Manager shall be entitled to discovery of the others as provided by the Nevada Revised Statutes pertaining to civil procedure; provided, however, any such discovery shall be completed within four (4) months from the date of the selection of the second arbitrator, unless such period is extended by agreement of the affected Members and Manager or by order of the arbitrators, and any disputes concerning discovery shall be determined by the arbitrators with any such determination being binding on the Members and Managers. The arbitrators shall be requested to render an opinion within fifteen (15) days after the date that discovery is completed. The arbitrators shall apply Nevada substantive law and Nevada evidentiary law to the proceeding. The arbitrators shall have the power to grant all legal and equitable remedies and award compensatory damages provided by Nevada law. Punitive or exemplary damages shall not be awarded for any breach or alleged breach of this Agreement and the Members and Managers waive any right to seek, claim or receive such punitive or exemplary damages. The arbitrators shall be bound by the terms of this Agreement. The arbitrators shall not be empowered or authorized to add to, subtract from, delete or in any other way modify the terms of this Agreement. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. The decision of the arbitrators shall be final and binding on the Members and Managers and judgment thereon may be entered by any court having jurisdiction. Each party shall bear its own expenses of the arbitration including without limitation attorney fees and the parties shall divide the arbitration expenses and fees equally.

          c. Notwithstanding any other provision of this Section 9.4, no resort to arbitration shall be required if a third Person's participation is essential to avoid the possibility of an inconsistent or otherwise incomplete resolution of all associated issues or controversies, and such third Person declines to participate in and be bound by the results of the arbitration.

          d. No Member, whether or not a party to such arbitration, and no arbitrator, shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties to such arbitration.

     9.5. No Liability for Certain Acts. A Managing Person of the Company shall perform such Managing Person's duties, in good faith, in a manner such Managing Person reasonably believes to be in the best interests of the Company. A Managing Person does not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. A Managing Person shall not be responsible to any Members because of a loss of their investment in the Company or a loss in the operations of the Company, unless the loss shall have been the result of the Managing Person not acting in good faith as provided in this Section. A Managing Person shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture. A Manager shall be entitled to any other protection afforded to managers under the Act. A Managing Person who so performs such Managing Person's duties shall not have any liability by reason of being or having been a Managing Person of the Company. In performing the duties of a Managing Person, a Managing Person shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed below unless such Managing Person has knowledge concerning the matter in question that would cause such reliance to be unwarranted:

          a. one or more employees or other agents of the Company whom the Managing Person believes in good faith to be reliable and competent in the matters presented;

          b. legal counsel, public accountants, or other Persons as to matters that the Managing Person believes in good faith to be within such Persons' professional or expert competence; or

          c. a committee, upon which such Managing Person does not serve, duly designated in accordance with the provisions of this Agreement, as to matters within its designated authority, which committee the Managing Person believes in good faith to merit confidence.

     9.6. Managing Persons Have No Exclusive Duty to Company. A Managing Person shall not be required to manage the Company as such Managing Person's sole and exclusive activity, and each Managing Person may have other business interests and may engage in other activities in addition to those relating to the Company, even if such activities may be in competition with the business of the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement or the existence of the Company, to share or participate in such other investments or activities of any Managing Person regardless of whether such opportunities have been presented to the Company.

     9.7. Indemnity of Managing Persons.

          a. The Company agrees to indemnify, pay, protect and hold harmless Managing Persons from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against the Managing Persons or the Company and all costs of investigation in connection therewith) which may be imposed on, incurred by, or asserted against the Managing Persons or the Company in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Company or on the part of a Managing Person, acting in a manner believed in good faith to be in the best interests of the Company, in connection with the formation, operation and/or management of the Company, the Company's purchase and operation of Property, and/or as a result of the Managing Person agreeing to act as a Managing Person of the Company. If any action, suit or proceeding shall be pending or threatened against the Company or a Manager relating to or arising out of, or alleged to relate to or arise out of, any such action or nonaction, a Manager shall have the right to employ, at the expense of the Company, separate counsel of such Manager's choice in such action, suit or proceeding and the Company shall advance the reasonable out-of-pocket expenses in connection therewith. The satisfaction of the obligations of the Company under this Section shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof. The foregoing rights of indemnification are in addition to and shall not be a limitation of any rights of indemnification as provided in Sections 86.411 through
     86.451 of the Act, as such may be amended from time to time.

          b. This Section shall not limit the Company's power to pay or reimburse expenses incurred by a Managing Person in connection with such Managing Person's appearance as a witness in a proceeding at a time when the Managing Person has not been made a named defendant or respondent in the proceeding.

          c. The Company may indemnify and advance expenses to an employee or agent of the Company who is not a Managing Person to the same or to a greater extent as the Company may indemnify and advance expenses to a Managing Person.

          d. The Company may purchase and maintain insurance on behalf of any Person who is or was a Managing Person, Member, employee, fiduciary, or agent of the Company or who, while a Managing Person, Member, employee, fiduciary, or agent of the Company, is or was serving at the request of the Company as a manager, member, director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic limited liability company or any corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by such Person in any such capacity or arising out of such Person's status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Section. Any such insurance may be procured from any insurance company designated by the Managers whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere.

          e. Any indemnification of or advance of expenses to a Managing Person in accordance with this Section, if arising out of a proceeding by or on behalf of the Company, shall be reported in writing to the Members with or before the notice of the next Members' meeting.

          f. Notwithstanding the termination of employment, it is recognized that disputes may arise between the Company and third parties, or between a Managing Person and third parties, the resolution of which may require the cooperation of the Managing Person or the Company, respectively, including, but not limited to, conferring with counsel and assisting in preparation work in litigation matters, providing factual information to the other party, and giving depositions and testimony in judicial and administrative proceedings. Notwithstanding the termination of a Managing Person's employment, both the Company and Managing Person shall cooperate and thereby act reasonably and in good faith to assist the other, without any charge or compensation, except the requesting party shall reimburse the other party for all reasonable out-of-pocket costs incurred in connection herewith. The Managing Person's cooperation is a continuing condition to the indemnification and hold harmless provisions under this Section.

          g. Notwithstanding the provisions of the above subsections (a) through
     (f) of this Section 9.7, no Managing Person shall be indemnified from any liability resulting from fraud, bad faith, willful misconduct or gross negligence.

                                   ARTICLE 10
                        RIGHTS AND OBLIGATIONS OF MEMBERS

     10.1. Limitation of Liability.

          a. Each Member's liability shall be limited as set forth herein in the Act and other applicable law. A Member will not personally be liable for any debts or losses of the Company, except as provided in the Act.

          b. When a Member has received a distribution wrongfully conveyed by the Company, the Member shall hold such distribution as trustee for the Company.

     10.2. Member Indemnity. The Company agrees to indemnify, pay, protect and hold harmless any Member (on demand and to the satisfaction of the Member) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively "Liabilities") in any way relating to any agreement, liability, commitment, expense or obligation of the Company which may be imposed on, incurred by, or asserted against the Member solely as a result of such Member being a Member (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against the Member and all costs of investigation in connection therewith). Such indemnification shall include Liabilities arising from the acts of any Member's own employee, agent or other representative acting in good faith on behalf of the Company. The satisfaction of the obligations of the Company under this Section shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof. The foregoing rights of indemnification are in addition to and shall not be a limitation of any rights that may be provided in the Act.

     10.3. List of Members. Upon written request of any Member, the Company shall provide such Member a list showing the names, addresses and Units of the Members in the Company.

     10.4. Voting. Subject to Section 11.2 hereof, Members shall be entitled to one vote for each Unit held, on all matters reserved for their approval or consent, including but not limited to Section 9.2 hereof.

     10.5. Additional Members. Except as provided in Section 11.2 hereof, no Person shall be admitted to the Company as an additional Member without the unanimous consent of the Members.

                                   ARTICLE 11
                         RESTRICTIONS ON TRANSFERABILITY

     11.1. Right to Pledge. Every Membership Interest may be pledged to secure any borrowing of a Member or its Affiliate, provided that any Person acquiring such Membership Interest pursuant to such pledge shall not have the right to be admitted as a Member but shall be entitled only to receive such allocations and distributions as are otherwise payable with respect to such Member's Membership Interest under this Agreement.

     11.2. Admission of Substitute Member. A Member may transfer or assign all or any portion of its Membership Interest to a Permitted Transferee that is described in Section 11.3, which Permitted Transferee shall immediately become a Substituted Member. If a Member transfers or assigns some or all of its Membership Interest to a transferee other than a Permitted Transferee (or transfers title as a result of exercise of rights under a security interest) and Members holding a majority of the Units approve of such proposed transfer or assignment, the transferee or assignee of the Membership Interest shall likewise become a Substitute Member. If Members holding a majority of the Units do not approve of such transfer or assignment, the transferee or assignee of the Membership Interest shall have no right to participate in the management of the business and affairs of the Company, to vote, or to be admitted as a Member, but shall only be entitled to receive the share of profits, losses and distributions, to which the transferring or assigning Member would otherwise be entitled. As a condition to the receipt of same, the transferee or assignee may be required by the Members to pay the associated Capital Contributions to which the transferor or assignor would have been liable. With respect to all or any portion of a Membership Interest that is transferred or assigned, the Substitute Member has the rights and powers and is subject to the restrictions and liabilities that are associated with all or any portion of such Membership Interest which accrued prior to the date of substitution, except that the substitution of the assignee does not release the assignor from existing liability to the Company. In any event, no transfer or assignment of all or any portion of a Membership Interest in the Company (including the transfer or assignment of any right to receive or share in profits, losses, or distributions) shall be effective unless and until written notice (including the name and address of the proposed transferee or assignee, the interest to be transferred or assigned, and the date of such transfer or assignment) has been provided to the Company and the nontransferring or nonassigning Member(s). Every Person before becoming a Substitute Member must assume this Agreement, as amended from time to time, in writing.

     11.3. Permitted Transferees.

          a. Subject to Sections 11.3(b) below, a Member may at any time transfer all or any portion of such Member's Interest to: (i) any other Member; (ii) an Affiliate of any Member; (iii) if the Member is a natural person, any member of the transferor's Family (as defined below); (iv) if the Member is a natural person, the transferor's executor, administrator, trustee, or personal representative to whom such Member's Interests are transferred at death (collectively, "Permitted Transferees"). For the purposes of this Section 11.3, a Member's "Family" shall include only the transferor Member's spouse, natural or adoptive lineal ancestors or descendants, their Affiliates, and trusts for their exclusive benefit.

          b. Notwithstanding the foregoing Section 11.3(a), no transfer to a Permitted Transferee shall be permitted unless: (i) the Permitted Transferee shall assume this Agreement in writing; (ii) the Company shall receive evidence reasonably satisfactory to it of the qualifying relationship of each Permitted Transferee to the transferor Member; and
     (iii) Members holding a majority of the Units consent, which consent shall not be unreasonably withheld.

                                   ARTICLE 12
                                    BUY-SELL

     12.1 Buy-Sell Offering Notice.

     At any time after the two year anniversary of the Effective Date of this Agreement, either party (the "Offering Member") may give written notice ("the Offering Notice") to the other party (the "Non-Offering Member") of its intent to purchase all, but not less than all, of the Non-Offering Member's interest in the Company. In no event may the purchase price be less than the value of the Non-Offering Member's Capital Account plus an amount equal to an annual rate of return of 15% of the amount of the Capital Account (the "Purchase Price"). The Purchase Price must be paid in cash. Once given, an Offering Notice may not be revoked or withdrawn by the Offering Member without the written consent of the Non-Offering Member.

     12.2 Exercise of Buy-Sell.

     Upon receipt of the Offering Notice, the Non-Offering Member shall then be obligated either:

          a. To sell to the Offering Member its Interest for the Purchase Price; or

          b. To purchase the Interest of the Offering Member for the Purchase Price.

     The Non-Offering Member shall notify the Offering Member of its election within thirty (30) days after the date the Offering Notice was received by the Non-Offering Member (the "Buy-Sell Election Date"). Failure to give notice within the required time period shall be deemed an election to sell. For purposes of this Section 12 the term "Purchasing Member" shall mean the Member who is obligated to purchase the other Member's Interest pursuant to either Section 12.2(a) or Section 12.2(b) (whether such Member is MCS or Kelley Communication) and the term "Selling Member" shall mean the Member who is obligated to sell its Interests to the Purchasing Member.

     12.3 Closing. The Purchasing Member and the Selling Member shall meet and exchange documents and pay any amounts due, and otherwise do all things necessary to conclude the transaction set forth herein at the closing of such purchase (the "Closing"). The Closing shall occur at the office of Purchasing Member's legal counsel at 9:00 a.m., on the first Business Day after the ninetieth (90th) day after the Buy-Sell Election Date (the "Closing Date"). The Selling Member shall, upon the request of the Purchasing Member, concurrently therewith (or at any time and from time to time thereafter) execute and deliver such other documents and records as the Purchasing Member determines are reasonably necessary or desirable to conclude the Closing and to otherwise allow the Purchasing Member to use, sell, or dispose of the Company Property. The Purchasing Member shall deliver to the Selling Member cash for the full amount of the Purchase Price, and shall also, upon the request of the Selling Member, concurrently therewith (or at any time and from time to time thereafter) execute and deliver such other documents and records as the Selling Member determines are reasonably necessary or desirable to conclude the Closing. Further, on the Closing, the Selling Member and/or its Affiliates shall be released from its liability under any third party loans to the Company and any guarantees made in connection therewith. If a Company creditor refuses to so release the Selling Member and/or its Affiliates, the Purchasing Member shall indemnify the Selling Member and/or its Affiliates from liability under such loans and guarantees. In addition, any and all outstanding loans, fees and reimbursements owed by the Company or the Purchasing Member to the Selling Member or any of its Affiliates ("Repayment Rights") shall be satisfied in full by the Purchasing Member out of its own funds at Closing, and the satisfaction of all Repayment Rights, if any, shall be a condition precedent to the Selling Member's obligation to close hereunder. If the Selling Member's Interest is subject to any lien, claim or encumbrance, the same shall constitute a default and the Purchasing Member may elect (a) to cause the purchase price (or a portion thereof) to be applied to discharge such lien, claim or encumbrance, (b) to take the Interest subject to such lien, claim or encumbrance and to reduce the purchase price otherwise payable to the Purchasing Member to the Selling Member by the amount of such lien, claim or encumbrance, or (c) to terminate the buy-sell proceedings under this Article 12 because of the existence of such lien, claim or encumbrance and in such event pursue any and all remedies available at law and equity. Notwithstanding anything in this Agreement to the contrary, (i) the Purchasing Member shall be entitled to designate any Affiliate or third party to be the transferee of such interest or obtain financing from any third party with respect to such purchase, provided that the foregoing shall not delay the closing of any such transaction and (ii) the Selling Member's Manager appointment shall be automatically terminated effective as of the Closing. The reasonable costs of the Closing shall be divided equally between the Selling Member and the Purchasing Member, provided that each shall bear its own attorneys' fees and costs.

     12.4 Failure to Close. Subject to the terms of Section 12.3, if the Purchasing Member fails to close on the purchase of the Selling Member's Interest by the Closing Date, then (i) the Purchasing Member's rights to purchase the Selling Member's interest pursuant to the Offering Notice delivered with respect to that offer shall immediately terminate and be of no further force and effect, and (ii) the Purchasing Member shall have no further rights to make give an Offering Notice under this Article 12. Notwithstanding the foregoing, this Section 12.4 shall not apply to a Purchasing Member whose failure to Close is caused by the action, inaction or delay of the Selling Member.

                                   ARTICLE 13
                           DISSOLUTION AND TERMINATION

     13.1. Dissolution.

          a. The Company shall be dissolved upon the occurrence of any of the following events (a "Dissolution Event"):

               i. if the Company voluntarily enters bankruptcy chapter VII or another insolvency proceeding that contemplates its final liquidation, or does so involuntarily and such proceeding is not vacated or dismissed within one hundred twenty (120) days after commencement thereof; or

               ii. by the vote or written consent of Members owning collectively a majority of the Units.

          b. As soon as possible following the occurrence of any Dissolution Event the appropriate representative of the Company shall make all filings and do all acts necessary to dissolve the Company.

     13.2 Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the assets of the Company shall be distributed in the following order:

          a. First, to pay those liabilities to creditors (including liabilities on account of loans from Members pursuant to Article 4 hereof, but excluding liabilities on account of Members' Capital Contributions), in the order of priority as provided by law;

          b. The balance, if any, to the Members pro rata in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

     13.3. Winding Up. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers, who are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Managers deem necessary or appropriate to sell. In the discretion of the Managers, a pro rata portion of the amounts that otherwise would be distributed to the Members under this Article may be withheld to provide a reasonable reserve for unknown or contingent liabilities of the Company.

     13.4. Notice of Dissolution. Within ninety (90) days of the happening of a Dissolution Event, the Managers shall give written notice thereof to each of the Members, to the banks and other financial institutions with which the Company normally does business, and to all other parties with whom the Company regularly conducts business, and shall publish notice of dissolution in a newspaper of general circulation in each place in which the Company generally conducts business.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

     14.1. Notices. Any notice or communication required or permitted to be given by any provision of this Agreement, including but not limited to any consents, shall be in writing and shall be conclusively deemed to have been given and received by the Person to whom directed, as follows:

          a. on the day delivered if personally delivered to such Person or to an officer or representative of the Person;

          b. on the first Business Day delivery is attempted when service is by overnight courier addressed to the Person at the address, if any, shown on the page containing their signatures, or such other address of which such Person has notified the Company and every other Member;

          c. if transmitted by way of facsimile to the facsimile number of such Person who has notified the Company and every other Member of its facsimile number, with evidence of a confirmed transmission, such notice received during Business Hours during a Business Day shall be deemed made on such Business Day; facsimile transmissions received at any other time shall be deemed received on the next Business Day;

          d. three (3) Business Days after being posted in the United States or upon receipt, whichever is sooner, if sent by registered, express or certified mail, return receipt requested, postage and charges prepaid addressed to the Person at the address, if any, shown on the page containing their signatures, or such other address of which such Person has notified the Company and every other Member.

     If no address appears on the page containing a Member's signature and if the Company and the Members have not been notified of any other address at which such Person shall receive notifications, then a notice delivered to the Managers, who shall reasonably attempt to forward the notice to such Person, shall constitute sufficient notice to such Person.

     14.2. Application of Nevada Law. This Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Nevada, and specifically the Act. Clark County, Nevada shall be the exclusive venue for any action brought by any party in any way related to this Agreement.

     14.3. Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the Property of the Company.

     14.4. Amendments. A proposed amendment to this Agreement shall become effective at such time as it has been unanimously approved by the Members.

     14.5. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa.

     14.6. Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

     14.7. Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation, except in the event of a written waiver to the contrary that specifically states that this Section 14.7 shall be inapplicable.

     14.8. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     14.9 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the applications thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     14.10. Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

     14.11. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

     14.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     14.13. Further Assurances. The Members and the Company agree that they and each of them will take whatever action or actions as are deemed by counsel to the Company to be reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement, and to that end, the Members and the Company agree that they will execute, acknowledge, seal, and deliver any further instruments or documents which may be necessary to give force and effect to this Agreement or any of the provisions hereof, or to carry out the intent of this Agreement or any of the provisions hereof.

     14.14. Entire Agreement. This Agreement, including every Appendix attached hereto, sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties, and representations among the parties hereto with respect to the organization of the Company; and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among them other than as set forth herein.

     14.15. Time of Essence. Time is of the essence of this Agreement and all of the terms, provisions, covenants and conditions hereof.

     14.16. Conflicts of Interest. The Members hereby acknowledge that (i) Lionel Sawyer & Collins, a Nevada professional corporation ("LSC") has represented MCS in connection with the formation of the Company and the drafting of this Operating Agreement, (ii) that each of the other parties has been advised to seek independent counsel in connection with such matters, and (iii) that LSC does not represent any Member other than MCS either directly or indirectly through the Company. Payment of LSC's fees by the Company shall not alter or amend any of the relationships contemplated in this paragraph.

IN WITNESS WHEREOF, the Members have executed this Agreement to be effective as of the date first written above.

                         MC Services LLC, a Nevada limited liability company, Member
                         Notice Address: P.O. Box 53001
                         Henderson, Nevada  89053

                         By:  /s/ Robert E. Broz
                              Robert E. Broz, Manager


                         Kelley Communication Company, Inc., a Nevada
                         corporation, Member
                         Notice Address: Attn: James Michael Kelley
                         5625 South Arville Street - Suite E
                         Las Vegas, Nevada  89118

                         By:  /s/ James Michael Kelley
                              James Michael Kelley, President

                                   APPENDIX 1
                            TAX ACCOUNTING PROCEDURES

     1.0. References to Sections of the Code or Regulations. References within this Appendix to sections of the Code or Regulations shall be applied by substituting for the Regulations' terms of "partnership" and "partner" the terms "limited liability company" (or "company") and "member," respectively.

     1.1. Tax Definitions. The following terms used in this Agreement and Appendix shall have the following meanings:

          a. "Adjusted Capital Account Deficit" with respect to any Member means the deficit balance, if any, in such Member's Capital Account as of the end of any Fiscal Year after giving effect to the following adjustments: (i) credit to such Capital Account the sum of (A) any amount which such Member is obligated to restore to such Capital Account pursuant to any provision of this Agreement, plus (B) an amount equal to such Member's share of Company Minimum Gain (as defined in Section 1.2(a) hereof) and determined under Regulations Section 1.704-2(g), and such Member's share of Member Nonrecourse Debt Minimum Gain (as defined in Section 1.2(b) hereof) and as determined under Regulations Section 1.704-2(i)(5), plus (C) any amounts which such Member is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c); and (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          b. "Asset Value" with respect to any Company asset means:

               i. The fair market value when contributed of any asset contributed to the Company by any Member;

               ii. The fair market value of any Company asset when such asset is distributed to any Member;

               iii. The fair market value of all Property at the time of the happening of any of the following events: (A) the admission of a Member to, or the increase of a Membership Interest of an existing Member in, the Company in exchange for a Capital Contribution; (B) the grant of an interest in the Company as consideration for the provision of services to, or for the benefit of, the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of being a Member; (C) the distribution of any asset distributed by the Company to any Member as consideration for a Membership Interest in the Company; (D) the liquidation of the Company under Regulations Section 1.704-1(b)(2)(ii)(g); or

               iv. The Basis of the asset in all other circumstances.

          For purposes of this definition, fair market value shall be determined by the Managers.

          c. "Basis" with respect to an asset means the adjusted basis from time to time of such asset for federal income tax purposes.

          d. "Capital Account" means an account maintained for each Member in accordance with Regulations Sections 1.704-1(b) and 1.704-2 and to which the following provisions apply to the extent not inconsistent with such
     Regulations:

               i. There shall be credited to each Member's Capital Account: (1) such Member's Capital Contributions; (2) such Member's distributive share of Profits; (3) any items of income or gain specially allocated to such Member under this Agreement; and (4) the amount of any Company liabilities (determined as provided in Code Section 752(c) and the Regulations thereunder) assumed by such Member or to which Property distributed to such Member is subject;

               ii. There shall be debited to each Member's Capital Account (1) the amount of money and the Asset Value of any Property distributed to such Member pursuant to this Agreement; (2) such Member's distributive share of Losses; (3) any items of expense or loss which are specially allocated to such Member under this Agreement, and (4) the amount of liabilities (determined as provided in Code Section 752(c) and the Regulations thereunder) of such Member assumed by the Company (within the meaning of Code Section 704) or to which Property contributed to the Company by such Member is subject; and

               iii. The Capital Account of any transferee Member shall include the appropriate portion of the Capital Account of the Member from whom the transferee Membership Interest was obtained.

          e. "Depreciation" for any Fiscal Year or other period means the cost recovery deduction with respect to an asset for such year or other period as determined for federal income tax purposes, provided that if the Asset Value of such asset differs from its Basis at the beginning of such year or other period, depreciation shall be determined as provided in Regulations
     Section 1.704-1(b)(2)(iv)(g)(3).

          f. "Profits" and "Losses" for any Fiscal Year or other period means an amount equal to the Company's taxable income or loss for such year or period determined in accordance with Code Section 703(a) and the Regulations thereunder with the following adjustments:

               i. All items of income, gain, loss and deduction of the Company required to be stated separately shall be included in taxable income or loss;

               ii. Income of the Company exempt from federal income tax shall be treated as taxable income;

               iii. Expenditures of the Company described in Code Section 705(a)(2)(B) or treated as such expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) shall be subtracted from taxable income;

               iv. In the event the Asset Value of any Company asset is adjusted pursuant to Sections 1.1(b)(ii) or (iii) of this Appendix, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for the purposes of computing Profits or Losses;

               v. Gain or loss resulting from the disposition of Property from which gain or loss is recognized for federal income tax purposes shall be determined with reference to the Asset Value of such Property;

               vi. Depreciation shall be determined based upon Asset Value as determined under Regulations Section 1.704-1(b)(2)(iv)(g)(3) instead of as determined for federal income tax purposes; and

               vii. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses.

               viii. Items which are specially allocated shall not be taken into account.

     1.2. Special Allocations of Profits and Losses.

          a. Minimum Gain Chargeback. Notwithstanding any other provision of this Appendix, if there is a net decrease in Company Minimum Gain (as defined in Regulations Section 1.704-2(d)) during any Fiscal Year, then each Member shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulations Section 1.704-2(f) as is necessary to meet the requirements for a minimum gain chargeback as provided in that Regulation.

          b. Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Appendix, if there is a net decrease in Member Nonrecourse Debt Minimum Gain (as defined in accordance with Regulations
     Section 1.704-2(i)(3)) attributable to a Member Nonrecourse Debt (as defined in Regulations Section 1.704-2(b)(4)) during any Fiscal Year, any Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i)(5) shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulations Section 1.704-2(i)(4) as is necessary to meet the requirements for a chargeback of Member Nonrecourse Debt Minimum Gain as is provided in that Regulation.

          c. Qualified Income Offset. If a Member unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Subsection shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Sections 6.1, 6.2, and 6.3 of the Agreement and this Section 1.2 have been made without giving effect to this Subsection (c).

          d. Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of Fiscal Year which is in excess of the sum of
     (i) the amount such Member is obligated to restore pursuant to this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to Regulations 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Subsection shall be made only if and to the extent that such Member would have a deficit Capital Account after all other allocations provided for in Sections 6.1, 6.2 and 6.3 of the Agreement and this Section 1.2 have been made without giving effect to Subsection 1.2(c) and this Subsection 1.2(d).

          e. Nonrecourse Deductions. Nonrecourse Deductions (as defined and determined in Regulations Sections 1.704-2(b) and 1.704-2(c)) for any Fiscal Year shall be allocated among the Members in proportion to their Units.

          f. Member Nonrecourse Deductions. Any Member Nonrecourse Deductions (as defined under Regulations Section 1.704-2(i)(2)) shall be allocated pursuant to Regulations Section 1.704-2(i)(1) to the Member who bears the economic risk of loss with respect to the "Member Nonrecourse Debt" to which it is attributable.

          g. Code Section 754 Adjustment. To the extent that an adjustment to the Basis of any asset pursuant to Code Section 734(b) or Code Section 743(b) is required to be taken into account in determining Capital Accounts as provided in Regulations Section 1.704-1(b)(2)(iv)(m), the adjustment shall be treated (if an increase) as an item of gain or (if a decrease) as an item of loss, and such gain or loss shall be allocated to the Members consistent with the allocation of the adjustment pursuant to such Regulation.

          h. Allocations Relating to Taxable Issuance of Interests. Any income, gain, loss or deduction realized by the Company as a direct or indirect result of the issuance of Units by the Company (the "Issuance Items") shall be allocated among the Members, so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

          i. Purpose and Application. The purpose and the intent of the special allocations provided for in Section 6.3 of the Agreement and Sections 1.2(a) through (g) of this Appendix are to comply with the provisions of Regulations Sections 1.704-1(b) and 1.704-2, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the Managers, in allocating items of income, gain, loss, or deduction among the Members, shall take into account the special allocations in such a manner that the net amount of allocations to each Member shall be the same as such Member's distributive share of Profits and Losses would have been had the events requiring the special allocations not taken place. The Managers shall apply the provisions of this Section in whatever order the Managers reasonably believe will minimize the effect of the special allocations.

     1.3. General Provisions.

          a. Except as otherwise provided in this Agreement, the Members' distributive shares of all items of Company income, gain, loss, and deduction are the same as their distributive shares of Profits and Losses.

          b. The Company shall allocate Profits, Losses, and other items properly allocable to any period using any method permitted by Code Section 706 and the Regulations thereunder.

          c. To the extent permitted by Regulations Section 1.704-2(h) and
     Section 1.704-2(i)(6), the Company shall endeavor to avoid treating distributions as being from the proceeds of a Nonrecourse Liability (as defined in Regulations Section 1.752-1(a)(2)) or a Member Nonrecourse Debt.

          d. If there is an increase or decrease in one or more Member's Units in the Company during a Fiscal Year, each Member's distributive share of Profits or Losses or any item thereof for such Fiscal Year shall be determined by any method prescribed by Code Section 706(d) or the Regulations thereunder that takes into account the varying Members' Interests in the Company during such Fiscal Year.

          e. The Members agree to report their shares of income and loss for federal income tax purposes in accordance with the provisions of this Appendix.

     1.4. Code Section 704(c) Allocations. Solely for federal income tax purposes and not with respect to determining any Member's Capital Account, distributive shares of Profits, Losses, other items, or distributions, a Member's distributive share of income, gain, loss, or deduction with respect to any Property (other than money) contributed to the Company, or with respect to any Property the Asset Value of which was determined as provided in this Agreement upon the acquisition of Membership Interest in the Company by a new Member or existing Member in exchange for a Capital Contribution, shall be determined in accordance with Code Section 704(c) and the Regulations thereunder or with the principles of such provisions.

     In the event the Asset Value of any Company asset is adjusted pursuant to
Section 1.1(b)(iii) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

     1.5. Curative Reallocations Regarding Payments to Members. To the extent that compensation paid to any Member by the Company ultimately is not determined to be a guaranteed payment under Code Section 707(c) or a payment other than in his capacity as a Member pursuant to Code Section 707(a), the Member shall be specially allocated gross income of the Company in an amount equal to the amount of such compensation, and the Member's Capital Account shall be adjusted to reflect the payment of such compensation. If the Company's gross income for a Fiscal Year is less than the amount of such compensation paid in such year, the Member shall be specially allocated gross income of the Company in the succeeding year or years until the total amount so allocated equals the total amount of such compensation.

     1.6. Special Basis Adjustment. At the request of either the transferor or transferee in connection with a transfer of a Membership Interest in the Company, the Managers may, in their sole discretion, cause the Company to make the election provided for in Code Section 754 and maintain a record of the adjustments to Basis of Property resulting from that election. Any such transferee shall pay all costs incurred by the Company in connection with such election and the maintenance of such records.

     1.7. Tax Matters Member.

          a. Kelley Communications is hereby designated the initial Tax Matters Member (as defined in Section 6231(a)(7) of the Code) on behalf of the Company. MCS shall replace Kelley Communications as Tax Matters Member when and if Members holding a majority of the Units agree that MCS is providing a greater amount of management support to the Company.

          b. The Tax Matters Member shall from time to time cause the Company to make such tax elections as the Tax Matters Member deems to be in the best interest of the Company; provided, however, the Tax Matters Member shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item without the unanimous consent of the Members.

          c. If the Tax Matters Member elects to file a petition for readjustment of any Company tax item (in accordance with Code Section 6226(a)) such petition shall be filed in the United States Tax Court unless the Members unanimously agree otherwise.

          d. The Tax Matters Member shall, within ten (10) business days after receipt thereof, forward to each Member a photocopy of any correspondence relating to the Company received from the Internal Revenue Service. The Tax Matters Member shall, within ten (10) business days thereof, advise each Member in writing of the substance of any conversation held with any representative of the Internal Revenue Service.

          e. Any reasonable costs incurred by the Tax Matters Member for retaining accountants and/or lawyers on behalf of the Company in connection with any Internal Revenue Service audit of the Company shall be expenses of the Company. Any accountants and/or lawyers retained by the Company in connection with any Internal Revenue Service audit of the Company shall be selected by the Tax Matters Member and the fees therefor shall be expenses of the Company.

     1.8. Deemed Liquidation. If no Dissolution Event has occurred, but the Company is deemed liquidated for federal income tax purposes within the meaning of Regulations Section 1.704-1 (b)(2)(ii)(g), the Company shall not be wound up and dissolved but, except as otherwise provided by Regulations Section 1.708-1(b)(4), its assets and liabilities shall be deemed to have been contributed to a new limited liability company, which shall operate and be governed by the terms of this Agreement, and interests in the new limited liability company shall be deemed distributed to the Members as liquidating distributions by the Company.